Exhibit 99.1

Limelight Networks® Acquires Online Video Publishing Innovator Delve Networks

Tempe, Az – 2 August 2010 — Limelight Networks, Inc. (NASDQ: LLNW) today announced the acquisition of Delve Networks, a privately-held provider of cloud-based video publishing and analytics services.

“As online content consumption accelerates, content producers and online businesses need scalable tools to easily and quickly publish their video and syndicate it to an ever-expanding list of web properties and connected devices. With Delve Networks added to our global computing infrastructure, Limelight Networks now can provide our customers with an at-scale value-added solution for publishing online video, analyzing end-user preferences, and, in conjunction with our EyeWonder and mobility products, monetizing their digital assets,” said Jeff Lunsford, chairman and chief executive officer, Limelight Networks, Inc.

Founded in 2006, Seattle-based Delve Networks’ software-as-a-service platform provides online businesses with a streamlined and scalable solution for the addition, management, syndication, analysis, and monetization of web video. Delve’s highly customizable software is designed to operate at Internet scale, and offers all the tools necessary for publishing videos online, including hosting, encoding, channel and playlist management, video search, metrics, and advertising.

Online businesses of all types use video to inform, entertain, or persuade their audiences. eMarketer reported in April 2010 that over 68% of retailers offer video in their online storefront. Together with Limelight’s global computing infrastructure and media delivery services, Delve can now offer enterprises, governments and content owners a complete solution for using high-quality online video to extend their brand, increase customer loyalty, lower support costs, and increase revenue.

Delve also compliments and extends the value of Limelight’s mobility platform and EyeWonder’s in-stream video advertising products by providing a web-based workflow for these solutions. Delve currently serves over 100 customers, including the American Hospital Association, CDW, Cleveland Clinic, ESPN, Hallmark, Lego, Standard & Poors, and US Lacrosse. As part of Limelight Networks, the Delve Networks team will continue to focus on product innovation, sales, and support within the online video publishing sector.

“As the creation and consumption of online video grows, so does the need for online video publishing platforms to have the scale to capitalize on that trend. By joining forces with Limelight Networks, Delve’s cloud software platform, already designed for the high demands of Internet audiences, gains important Internet-scale infrastructure resources that can enhance the performance of our service. We are excited about the potential innovation this combination can bring to our customers and partners,” said Alexander Castro, founder and chief executive officer, Delve Networks, Inc.

The transaction was completed with a combination of Limelight Networks common stock and cash. Terms were not disclosed.

Safe-Harbor Statement

This press release contains forward-looking statements concerning the company’s operations and use of acquired technology and intellectual property. Forward-looking statements are not guarantees and are subject to a number of risks and uncertainties that could cause actual results to differ materially including, risks associated with the integration of acquired business operations and other risks described in the company’s quarter report on Form 10Q and other periodic reports filed with the Securities and Exchange Commission. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason.

About Limelight Networks, Inc.

Limelight Networks, Inc. (NASDAQ: LLNW) provides on-demand software, platform and infrastructure services that help global businesses reach and engage audiences on any mobile or Internet-connected device, enabling them to enhance their brand presence, build stronger customer relationships, optimize their advertising, and monetize their digital assets. For more information, please visit http://www.limelightnetworks.com or follow us on Twitter at http://www.twitter.com/llnw/.

Copyright © 2010 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.

Media Contact:

Paul Alfieri of Limelight Networks, Inc. +1-917-297-4241 palfieri@llnw.com